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                                                                     EXHIBIT 16

                                            PANNELL KERR FORSTER PC
                                            Certified Public Accountants
                                            5845 Richmond Highway
                                            Suite 630
                                            Alexandria, VA 22303


November 5, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

To Whom It May Concern:

We have read the statements made by Eastbrokers International, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report, and we agree with the statements made therein.


                                            Very truly yours,

                                            /s/ Michael F. Moore

                                            Michael F. Moore
                                            Director


MFM:clc
Enclosure

cc: Eastbrokers International, Inc.